SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 26, 2014 (June 24, 2014)

Date of Report (Date of earliest event reported)

RED LION HOTELS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Washington	001-13957	91-1032187
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

201 W. North River Drive

Suite 100

Spokane, Washington 99201

(Address of Principal Executive Offices, Zip Code)

(509) 459-6100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On June 24, 2014, having been informed that Julie Shiflett, our Executive Vice President, Chief Financial Officer, planned to return to her role as founding partner of NW CFO, the compensation committee of our board of directors approved a retention agreement for Ms. Shiflett on the following terms:

•	She will remain in her position as Executive Vice President, Chief Financial Officer until December 31, 2014, or such earlier date that our board of directors appoints a new Chief Financial Officer.

•	If our board of directors appoints a new Chief Financial Officer prior to December 31, 2014, Ms. Shiflett will remain with our company as Executive Vice President of Finance until December 31, 2014, or such earlier date as may be determined by our President and Chief Executive Officer.

•	Ms. Shiflett’s base salary will remain the same during her continued employment with our company; however, she will not be eligible to receive any bonus for 2014 under any cash incentive plan of our company.

•	If Ms. Shiflett remains an active employee until December 31, 2014, or such earlier date as may be determined by our President and Chief Executive Officer, or if she is terminated without cause prior to that time, she will be entitled to a retention bonus of $125,000 and accelerated vesting of all restricted stock units (RSUs) that she holds, provided that she executes a separation agreement releasing all claims against our company and containing other provisions relating to confidentiality, non-solicitation and future cooperation.

•	The provisions set forth in the Severance Benefits and Upon Change of Control sections of the amended and restated offer letter dated May 21, 2013, between Ms. Shiflett and our company will remain in effect through September 1, 2014.

The retention agreement was signed by Ms. Shiflett and our President and Chief Executive Officer on June 24, 2014.

On June 26, 2014, our President and Chief Executive Officer sent the following email message to all of our employees:

Having accomplished her primary goals of solidifying the company balance sheet, initiating clear strategic direction and transitioning the company leadership, Chief Financial Officer Julie Shiflett has announced her plans to return to her role as Founding Partner of NW CFO. She has signed a retention agreement with the company and has agreed to stay through the end of the year, while the company searches for a new CFO.

During her nearly four years with RLHC, Julie has led the company through a number of critical initiatives which improved the overall financial health of the company. Julie has brought strong financial relationships to the company which ultimately led to the refinancing and restructuring of maturing debt agreements. Additionally, she has led significant improvements in internal accounting, forecasting and budgeting procedures from which the company will continue to benefit.

While we are grateful for the contributions Julie has made to the company, we respect her desire to resume her career as a CFO consultant. She has done as much as anyone to put the company in the position it is in now, poised for growth with a strong balance sheet and a clear strategic direction.

In a statement, Julie said, “I’m excited about the future of RLHC and the direction the company is taking under Greg’s leadership. He is building a more sustainable company with new growth opportunities. It has been a pleasure to participate in reigniting Red Lion.”

The company will begin the search for a new Chief Financial Officer immediately.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED LION HOTELS CORPORATION

Dated: June 26, 2014	By:	/s/ Thomas L. McKeirnan
Thomas L. McKeirnan
Executive Vice President, General Counsel and Secretary

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